Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

Atlantic Station 201 17th Street, NW | Suite 1700 Atlanta, GA 30363 T 404.322.6000 F 404.322.6050 nelsonmullins.com

March 29, 2019

Chemical Financial Corporation

333 W. Fort Street, Suite 1800

Detroit, Michigan 48226

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Chemical Financial Corporation, a Michigan corporation (the “Company”), in connection with certain matters arising under Michigan law relating to the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), relating to the registration of (i) 85,232,387 shares (the “Common Shares”) of the Company’s common stock, par value $1.00 per share, (ii) 7,000 shares (the “Series C Preferred Shares”) of 5.70% Series C Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of the Company, and (iii) 7,000,000 depositary shares (the “Depositary Shares”) (evidenced by depositary receipts) each representing a 1/1,000th interest in a Series C Preferred Share, each of which may be issued in connection with the Agreement and Plan of Merger between the Company and TCF Financial Corporation, a Delaware corporation (“TCF”), dated as of January 27, 2019 (the “Merger Agreement”). This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the joint proxy statement of TCF and the Company and the prospectus of the Company contained therein (ii) the Merger Agreement, (iii) the proposed Amendment to Restated Articles of Incorporation of the Company (to increase the number of authorized shares of the Company’s common stock, par value $1.00 per share, from 135 million to 220 million and to effect the name change) in the form attached as Exhibit 2 to Annex A to the joint proxy statement/prospectus contained in the Registration Statement, (iv) the proposed Certificate of Designations of 5.70% Series C Non-Cumulative Preferred Stock of the Company in the form attached as Exhibit 1 to Annex A to the joint proxy statement/prospectus contained in the Registration Statement, (v) the Deposit Agreement, dated as of September 14, 2017, by and among TCF, Computershare Trust Company, N.A. and Computershare Inc., jointly as Depositary, and all holders from time to time of the depositary receipts described therein (the “Deposit Agreement”), and form of depositary receipt described therein, (vi) resolutions adopted by the Company’s board of directors, and (vii) other such records, agreements and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed.

Chemical Financial Corporation

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Merger Agreement by the parties thereto, upon representations of officers of the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Furthermore, in rendering this opinion, we have assumed that the Company and TCF will each comply with their respective covenants set forth in the Merger Agreement, the valid receipt of Company shareholder votes required under the Michigan Business Corporation Act to approve the Merger Agreement, the valid receipt of TCF stockholder votes required under the Delaware General Corporation Law to adopt the Merger Agreement, and the satisfaction of all closing conditions in the Merger Agreement. We have also assumed, without verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of copies submitted to us with the original documents to which such copies relate and the legal capacity of all individuals executing any of the foregoing documents.

Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion:

(1)

When the Registration Statement has become effective under the Act, the Amendment to the Restated Articles of Incorporation of the Company substantially in the form attached as Exhibit 2 to Annex A to the joint proxy statement/prospectus contained in the Registration Statement has been duly filed with the Michigan Department of Licensing and Regulatory Affairs and has become effective under the Michigan Business Corporation Act, the Common Shares have been duly issued and delivered as provided in the Merger Agreement, as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and nonassessable.

(2)

When the Registration Statement has become effective under the Act, the Certificate of Designations of 5.70% Series C Non-Cumulative Preferred Stock of the Company substantially in the form attached as Exhibit 1 to Annex A to the joint proxy statement/prospectus contained in the Registration Statement has been duly filed with the Michigan Department of Licensing and Regulatory Affairs and has become effective under the Michigan Business Corporation Act, and if and when the Series C Preferred Shares have been duly issued and delivered as provided in the Merger Agreement, as contemplated by the Registration Statement, the Series C Preferred Shares will be validly issued, fully paid and nonassessable.

(3)

When the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or

Chemical Financial Corporation

instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Registration Statement has become effective under the Act, the Deposit Agreement has been duly assumed by the Company, the Series C Preferred Shares represented by the Depositary Shares have been issued as contemplated by the Registration Statement and have been received by the depositary upon conversion of the 5.70% Series C Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of TCF into the Series C Preferred Shares, and the depositary receipts evidencing the Depositary Shares have been issued in accordance with the Deposit Agreement and have become the issued Depositary Shares of the Company as contemplated by the Registration Statement, the Depositary Shares will be validly issued and will entitle their holders to the rights specified in the Deposit Agreement.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Commons Shares, Series C Preferred Shares or Depositary Shares, or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Opinions” and to the filing of this opinion as an exhibit to the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act. This opinion is provided for use in connection with the Registration Statement and may not be relied upon for any other purpose or in connection with any other matters.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws other than the Michigan Business Corporation Act (including the statutory provisions, all applicable provisions of the Constitution of Michigan and reported judicial decisions interpreting those laws).

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Commons Shares, Series C Preferred Shares or Depositary Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the Michigan Business Corporation Act be changed by legislative action, judicial decision or otherwise.

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH, LLP